Exhibit 99.1

THE PEPSI BOTTLING GROUP CONFIRMS THIRD QUARTER
AND FULL-YEAR 2005 EARNINGS GUIDANCE
Company Guides to High End of Third Quarter Earnings Projection

SOMERS, N.Y., — (BUSINESS WIRE) — September 7, 2005 – The Pepsi Bottling Group, Inc. (NYSE: PBG) today affirmed its forecast for third quarter diluted earnings per share (EPS) and projected that its results will likely reach the high end of its guidance range of $0.76 to $0.78. For the full year, diluted EPS are projected to be $1.82 to $1.88, with worldwide volume growth of about three percent and a net revenue per case increase of three percent. The full-year volume projection excludes the impact of the 53rd week. (See Editor’s Note.)

During the third quarter, which closed September 3rd, PBG’s constant territory worldwide physical case volume grew five percent. (Constant territory calculations assume all significant acquisitions made in 2004 were made at the beginning of 2004 and exclude all significant acquisitions made in 2005.) Physical case volume both in the U.S. and Canada grew four percent in the quarter. PBG’s businesses in Europe and Mexico each had robust volume growth in the third quarter, up eight percent and seven percent respectively.

John T. Cahill, PBG Chairman and CEO, said, “We delivered strong topline growth in all of our territories with the U.S. pricing environment remaining positive. In the U.S., volume was driven largely by Aquafina growth as well as impressive gains in Tropicana and Lipton. Our quarter just ended over the weekend and the financial books have not been closed. We do expect that our strong worldwide volume performance will be offset by higher than anticipated costs, but we are confident that we will deliver at the high end of our third quarter EPS guidance.”

PBG is scheduled to issue its complete third quarter 2005 earnings results on Tuesday, September 27th.

Mr. Cahill and Eric J. Foss, Chief Operating Officer of PBG, will make a joint presentation at the Prudential Securities Back-to-School Conference later this morning in Boston. The entire presentation, which will begin at approximately 10:30 a.m. (Eastern Time), will be webcast live and available for podcasting at http://www.pbg.com.

The Pepsi Bottling Group, Inc. is the world’s largest manufacturer, seller and distributor of Pepsi-Cola beverages with operations in the U.S., Canada, Greece, Mexico, Russia, Spain and Turkey. To receive company news releases by e-mail, please visit www.pbg.com.

# # #

Editor’s Note: PBG’s fiscal year ends on the last Saturday in December and, as a result, a 53rd week will be added to the fiscal year 2005. Fiscal 2004 had 52 weeks.

Statements made in this press release that relate to future performance or financial results of the Company are forward-looking statements which involve uncertainties that could cause actual performance or results to materially differ. PBG undertakes no obligation to update any of these statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date hereof. Accordingly, any forward-looking statement should be read in conjunction with the additional information about risks and uncertainties set forth in PBG’s Securities and Exchange Commission reports, including PBG’s annual report on Form 10-K for the year ended December 25, 2004.

Attachment

THE PEPSI BOTTLING GROUP, INC.
RECONCILIATION OF NON-GAAP MEASURES

Impact of 53rd Week

In 2005, our fiscal year will include a 53rd week, while fiscal year 2004 consisted of 52 weeks. Our U.S. and Canadian operations report on a fiscal year that consists of 52 weeks, ending on the last Saturday in December. Every five or six years a 53rd week is added. Our other countries report on a calendar-year basis. In order to provide comparable guidance for 2005, we have excluded the impact of the 53rd week from our volume outlook. The table below provides pro forma disclosure by excluding the projected impact of the 53rd week in 2005:

	Pro Forma Forecasted		Forecasted
	2005 versus 2004	Impact of	2005 versus
	Growth	53rd Week	2004 Growth
Worldwide Volume	3%	1%	4%

Contact:	Kelly McAndrew Public Relations (914) 767-7690	Mary Winn Settino Investor Relations (914) 767-7216